Exhibit 24.1
Consent of Independent Registered Public Accounting Firm
We have issued our reports dated November 19, 2007 (which reports include an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Statement (‘SFAS”) No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” and the adoption of SFAS No. 123(R), ‘Share-Based Payments”) accompanying the consolidated financial statements and schedules included in the annual report of Insteel Industries, Inc. on Form 10-K for the years ended September 29, 2007, September 30, 2006 and October 1, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Insteel Industries, Inc. on Forms S-8 (File No. 3361887, effective September 5, 1995, File No. 33-61889, effective September 5, 1995, File No. 33-348011, effective March 16, 1998, File No. 333-30934, effective February 23, 2000 and File No. 333-123325, filed March 15, 2005).
GRANT THORNTON LLP
Greensboro, North Carolina
November 19, 2007

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